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Exhibit 21

                            Kendle International Inc.
                                 Subsidiary List

Subsidiary                                                     Jurisdiction of Organization
----------                                                     ----------------------------

Kendle U.K. Inc.                                                            Ohio

Kendle GmbH                                                               Germany

Kendle Vermogensverwaltungs GmbH                                          Germany

Kendle International B.V.                                             The Netherlands

U-Gene Clinical Research B.V.                                         The Netherlands

U-Gene Research Biotechnology B.V.                                    The Netherlands

Kendle International Holdings Limited                                 United Kingdom

Kendle Branches Limited                                               United Kingdom

Kendle International Limited                                          United Kingdom

Kendle U.K. Limited                                                   United Kingdom

Kendle International SARL                                                  France

Kendle R&D Pty Limited                                                   Australia

Synermedica R&D Unit Trust                                               Australia

ACER/EXCEL INC.                                                          New Jersey

Health Care Communications Inc.                                             Ohio

Kendle Delaware Inc.                                                      Delaware

AAC Consulting Group, Inc.                                                Maryland

Kendle Canada Inc.                                                         Canada